UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 13, 2015

Date of Report (Date of earliest event reported)

Rovi Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File No.)	identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Listing Rule 5605(c)(2)(A) of The NASDAQ Stock Market requires that each listed company must have an audit committee of at least three members and Listing Rule 5605(d)(2)(A) of The NASDAQ Stock Market requires that each listed company must have a compensation committee of at least two members. Based on final voting results of the 2015 Annual Meeting of Stockholders of Rovi Corporation (the “Company” or “Rovi”) held on May 13, 2015, two of the Company’s incumbent directors were not re-elected to the Company’s Board of Directors.

As a result of the above election results, on May 13, 2015, Rovi notified The NASDAQ Stock Market that Rovi’s audit committee no longer has at least three members and its compensation committee no longer has at least two members, and thus that Rovi is not in current compliance with Listing Rules 5605(c)(2)(A) and 5605(d)(2)(A), respectively. Rovi intends to fill the vacancies on the audit committee and the compensation committee, and thereby regain compliance with the audit committee and compensation committee requirements as set forth in such Listing Rules, by the earlier of the Company’s next annual stockholders meeting or May 13, 2016.

On May 14, 2015, the Company received a notice from The NASDAQ Stock Market acknowledging that the Company no longer complies with the audit committee and compensation committee requirements as set forth in Listing Rules 5605(c)(2)(A) and 5605(d)(2)(A) and confirming the Company’s opportunity to regain compliance within the cure period as provided in Listing Rules 5605(c)(4) and 5605(d)(4), respectively.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Rovi was held on May 13, 2015 (the “Annual Meeting”). Set forth below are the proposals voted upon at the Annual Meeting along with the final voting results as certified by the independent inspector of election, IVS Associates, Inc. (“IVS”).

Proposal 1—To elect seven directors to serve until the Company’s 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified:

	Final Voting Results
Nominees	For	Withheld
Thomas Carson (Rovi nominee)	74,116,127	7,193,746
Alan L. Earhart (Rovi nominee)	74,202,185	7,107,688
N. Steven Lucas (Rovi nominee)	74,062,884	7,246,989
Andrew K. Ludwick (Rovi nominee)	26,956,825	6,979,841
James E. Meyer (Rovi nominee)	33,755,932	180,734
James P.O’Shaughnessy (Rovi nominee)	30,875,311	3,061,355
Ruthann Quindlen (Rovi nominee)	74,192,969	7,116,904
David Lockwood (Engaged Capital nominee)	5,378,308	41,994,899
Raghavendra Rau (Engaged Capital nominee)	47,428,345	881,284
Glenn W. Welling (Engaged Capital nominee)	43,087,469	5,222,160

In addition, IVS has advised the Company that there were 540,142 broker non-votes on Proposal 1. Based on the final voting results reported for Proposal 1, the following nominees were elected as directors at the Annual Meeting, each to serve until the 2016 Annual Meeting of Stockholders and until his or her successor is elected and qualified: Thomas Carson; Alan L. Earhart; N. Steven Lucas; James E. Meyer; Ruthann Quindlen, Raghavendra Rau, and Glenn W. Welling.

Proposal 2—To ratify the selection by the audit committee of the board of directors of Ernst & Young LLP as Rovi’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Final Voting Results
For	Against	Abstain
81,431,927	86,808	331,280

IVS has advised the Company that there were no broker non-votes on Proposal 2.

Proposal 3—To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement:

Final Voting Results
For	Against	Abstain
68,338,496	11,936,313	1,035,064

In addition, IVS has advised the Company that there were 540,142 broker non-votes on Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: May 19, 2015	By:	/s/ Pamela Sergeeff Pamela Sergeeff EVP and General Counsel